                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
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     Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                        HAWTHORNE FINANCIAL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously paid. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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
                                [HAWTHORNE LOGO]


                         HAWTHORNE FINANCIAL CORPORATION
                              2381 Rosecrans Avenue
                              El Segundo, CA 90245

                                 ---------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 21, 1997
                                 ---------------


         You are cordially invited to attend the Annual Meeting of Stockholders of Hawthorne Financial Corporation ("Company"), to be held at the Radisson Plaza Hotel at 1400 Parkview Avenue, Manhattan Beach, California, on May 21, 1997, at 10:00 a.m., local time, for the following purposes:

     1. To elect 9 directors to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified.

     2. To transact such other business as may properly come before the meeting or any adjournment thereof.

         The Board of Directors has fixed the close of business on April 4, 1997 as the record date for determining stockholders of Hawthorne Financial Corporation entitled to notice of and to vote at the Annual Meeting or any postponement or adjournment thereof.



         WE HOPE YOU WILL ATTEND THE ANNUAL MEETING IN PERSON IF IT IS CONVENIENT FOR YOU TO DO SO. IF YOU ARE UNABLE TO ATTEND, IT IS IMPORTANT THAT YOU SIGN, DATE AND RETURN PROMPTLY THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE THAT A QUORUM IS PRESENT FOR THE TRANSACTION OF BUSINESS AT THE ANNUAL MEETING.

                                       By Order of the Board of Directors

                                       /s/ JAMES D. SAGE

                                       James D. Sage
                                       Senior Vice President
                                       and Corporate Secretary


April 21, 1997

                         HAWTHORNE FINANCIAL CORPORATION
                              2381 Rosecrans Avenue
                              El Segundo, CA 90245

                                 --------------
                                 PROXY STATEMENT
                                 ---------------

                             SOLICITATION OF PROXIES

         This Proxy Statement is being sent to you in connection with the solicitation of proxies by the Board of Directors of Hawthorne Financial Corporation ("Company") to be voted at the Annual Meeting of Stockholders of the Company to be held on May 21, 1997, and at any postponement or adjournment thereof (the "Annual Meeting"). The approximate date of mailing of this Proxy Statement is April 21, 1997.

         The expenses of this proxy solicitation will be paid by the Company. The original mail solicitation may be supplemented by telephone, telegram, facsimile transmission or personal solicitation. The Company will also request record holders of shares beneficially owned by others to send proxy material to the beneficial owners of such shares and will reimburse such holders for their reasonable expenses incurred in doing so.


                                     VOTING

         The Board of Directors of the Company has selected April 4, 1997 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting. As of that date, there were outstanding 2,629,275 shares of common stock, par value $0.01 per share ("Common Stock"), the only outstanding class of voting securities. Holders of shares of the Common Stock are entitled to cast one vote for each share held as of the record date. Stockholders will also have the right to cumulate votes in the election of directors, which means that stockholders may give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares held, or to distribute those votes on the same principle among any number of the candidates.

         All proxies which are properly completed, signed and delivered to the Company prior to the Annual Meeting, and not revoked, will be voted in accordance with the instructions indicated thereon by the stockholders giving such proxies. Each proxy received without specific directions indicated thereon will be voted FOR the election of the nominees named in this proxy statement, or as many of such nominees as may be elected, as directors of the Company. The proxies solicited hereby confer authority on the proxy holders named therein to cumulate votes in the election of directors among the nominees for whom such proxies may be voted in such manner as they deem appropriate to elect the maximum possible number of such nominees. Each proxy delivered may be revoked by the stockholder who executed it at any time before it is voted by filing written notice of revocation, which may consist of a later dated proxy, with the Secretary of the Company prior to the vote on the matters described herein or by attending the meeting and voting in person.

         A majority of the outstanding shares of Common Stock, represented in person or by proxy, will constitute a quorum for the transaction of business. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted for a vote of the stockholders. If a broker indicates on the proxy that the broker does not have discretionary authority to vote on a particular matter as to certain shares, those shares will be counted for general quorum purposes but will not be considered as present and entitled to vote with respect to that matter.

         The Board of Directors does not know of any business to be presented for action at the meeting other than that stated herein. If any other business is properly presented at the meeting and may properly be voted upon, the proxies solicited hereby will be voted on such matters in accordance with the best judgment of the proxy holders named therein.

                             ELECTION OF DIRECTORS

         A board of nine directors will be nominated and elected at the Annual Meeting to serve on the Board of Directors of the Company for the ensuing year and until their successors are duly elected and qualified. The table below sets forth certain information regarding the persons nominated by the Board of Directors for election as directors. THE BOARD OF DIRECTORS HEREBY SOLICITS PROXIES FROM THE HOLDERS OF THE COMPANY'S COMMON STOCK TO ELECT THESE NOMINEES AS DIRECTORS.

         The following table sets forth certain information concerning the nominees, each of whom is currently on the Board of Directors of the Company. Each nominee has indicated his or her willingness to serve if elected in 1997. If any nominee is unable to serve, an event the Board does not anticipate, the person named in the accompanying proxy will vote for such replacement nominees as the Board of Directors of the Company shall select. Each of the directors of the Company is also a director of Hawthorne Savings, F.S.B. (the "Bank"), a wholly owned subsidiary of the Company.


                       NOMINEES FOR ELECTION AS DIRECTORS

                                                           SHARES OF COMMON        PERCENTAGE OF
                                              DIRECTOR    STOCK BENEFICIALLY       OUTSTANDING
         NAME                       AGE        SINCE           OWNED(1)            COMMON STOCK
-------------------------          ------     --------    ------------------       -------------
Marilyn Garton Amato                 57         1988             9,962                 0.38%
Scott A. Braly                       43         1993           119,651(3)(4)           4.43%(3)(4)
Timothy R. Chrisman                  50         1994            13,500                 0.51%
R. Michael Hall(2)                   61         1996              --                    --
Charles S. Jacobs                    59         1991            53,805                 2.05%
Anthony W. Liberati(2)               64         1996              --                    --
Harry F. Radcliffe(2)                46         1996              --                    --
Howard E. Ritt                       72         1993             1,500                 0.06%
Robert C. Troost                     50         1979             9,300                 0.35%

-----------------
    (1) As of April 4, 1997. See the introduction to the table on page 5, SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT, regarding the determination of beneficial ownership.

    (2) In December 1995, the Company sold $27.0 million of "investment units" in a private placement offering (the "Offering") at a price of $500,000 per unit. Each investment unit consisted of $250,000 principal amount of the Company's senior notes ("Senior Notes"), five shares of the Company's cumulative preferred stock, series A ("Series A Preferred"), and one warrant to purchase 44,000 shares of the Company's Common Stock ("Warrants"). Pursuant to an agreement entered into in connection with the Offering, each of the three largest purchasers of investment units is entitled to recommend one person for nomination by the Board of Directors for election as a director. Pursuant to these rights, Fort Pitt Fund, L.P. recommended Harry F. Radcliffe, Value Partners, Ltd. recommended R. Michael Hall, and Lee M. Bass recommended Anthony W. Liberati. The right of these purchasers to nominate a director terminates at the time the purchaser no longer owns a specified level of investment units.

    (3) Includes 70,667 shares of Common Stock which may be acquired upon the exercise of options within 60 days of April 4, 1997. Mr. Braly also has options to purchase 141,333 shares and Warrants for 105,600 shares which are not exercisable within 60 days of April 4, 1997.

    (4) Includes 48,135 shares held of record by the Hawthorne Savings, F.S.B. Employee Stock Ownership Plan (the "ESOP") which have not been allocated to participants' accounts, and with respect to which Messrs. Braly, Hardin and Morales, as trustees of the ESOP, have voting power.

BIOGRAPHICAL INFORMATION

         Marilyn Garton Amato has owned and operated for more than the past five years an interior design firm, The Finishing Touch, that specializes in both commercial and residential interior design. She has also been active in many civic and charitable groups over the years and is the daughter of Dr. Cecil O. Garton, a past director and Chairman of the Board of Directors of the Company and a director of the Bank.

         Scott A. Braly has served as President and Chief Executive Officer of the Company and the Bank since July 1993. Mr. Braly served as a director of, and a consultant to, Citadel Holding Corporation, a savings and loan holding company, and its subsidiary company, Fidelity Federal Bank from April 1992 to July 1993. Mr. Braly was President and Chief Executive Officer of Valley Federal Savings and Loan Association from April 1990 to April 1992.

         Timothy R. Chrisman has been the President and owner of Chrisman & Company, Inc., an executive search firm specializing in the placement of senior executives in the financial services industry for more than the past five years. Mr. Chrisman has previously served as a director of other savings institutions. In February 1996, Mr. Chrisman was named Chairman of the Board of the Company and the Bank.

         R. Michael Hall has been the Chief Executive Officer of The Troy Investment Fund for more than the past five years. The Troy Investment Fund is a real estate limited partnership. Mr. Hall has also been the Chief Executive Officer of Wellington Pacific Corporation and the corporate general partner of The Troy Investment Fund since 1982.

         Charles S. Jacobs has served as President of Dionysos Inc., a franchise of Midas International Corporation, for more than the past five years. Mr. Jacobs is also managing general partner of Charles Jacobs Investments, a developer of California real estate. Mr. Jacobs is the son of Mrs. Hilma Jacobs Hill, a past director of the Bank.

         Anthony W. Liberati has been retired since 1995. At the time of his retirement, Mr. Liberati was the Chief Operating Officer of Edward J. DeBartolo Corporation, Youngstown, Ohio. Prior to his appointment as Chief Operating Officer, he was the DeBartolo Corporation's Chief Financial Officer. Mr. Liberati is a former member of the Board of Directors of DeBartolo Realty Corporation, Youngstown, Ohio, a real estate investment trust.

         Harry F. Radcliffe has been President, Chief Executive Officer and a Director of First Home Bancorp, Inc., Pittsburgh, Pennsylvania, since March 1993 and became President and Chief Executive Officer of its subsidiary First Home Savings Bank, F.S.B., in December 1993 and a director since May 1993. He previously served as a director and President of FirstSouth Savings Association from April 1989 to December 1993, and as its Chief Executive Officer from June 1989 to December 1993 and Director, President and Chief Executive Officer from May 1990 to December 1993. He also served as director of Home Bancorp, Inc. and Home Savings Bank, F.S.B., Norfolk, Virginia from October 1994 to September 1995. Mr. Radcliffe is a director of Essex Savings Bank, F.S.B., Virginia Beach, Virginia.

         Howard E. Ritt retired in 1990 as an Executive Vice President of Sanwa Bank.

         Robert C. Troost has been for more than the past five years the President of I. & T. Corp., the parent holding company of Arizona Granite & Marble, a wholesale and retail manufacturer of monuments located in Phoenix, Arizona.

COMPENSATION OF DIRECTORS; BOARD COMMITTEES

         The Board of Directors of the Company held six meetings in 1996. All directors attended at least 75% of the number of meetings held by the Board or any Company committee.

         Each non-employee director of the Company and the Bank receives an annual retainer fee of $15,000 and a fee of $1,000 for each meeting attended. The Chairman of the Board receives an additional fee of $1,500 per meeting. The Chairmen of the Audit, Credit and Compensation Committees also receive $500 per meeting. Individuals who are directors of both the Company and the Bank receive only the above described fees for their combined service.

         In February 1996, Richard Giles retired as Chairman and as a director from the Boards of the Company and the Bank. Concurrent therewith, Mr. Giles was elected Chairman Emeritus of the Company, which is a consultative, non-voting position. Mr. Giles will serve in this capacity through December 1997 and will receive his pre-retirement compensation through such date, which amount approximates $45,000 per year.

         The Boards of Directors of the Company and the Bank have established various committees, to which delegated authorities have been granted, consistent with each committee's charter. The Board committees which were active during 1996 included (1) a Compensation Committee, which acts on behalf of both the Boards of Directors of the Company and the Bank, (2) an Audit Committee of the Bank, and (3) a Credit Committee of the Bank. In January 1997, the Board of Directors of the Company established a Capital Committee. The Company and the Bank have no other Board-level committees. The Compensation Committee consists solely of non-management directors of the Company and the Bank, and includes Messrs. Troost (Chairman), Hall, Liberati and Ritt. The Audit Committee of the Bank consists solely of non-management directors of the Bank, and includes Messrs. Ritt (Chairman), Chrisman, Hall and Ritt. The Credit Committee of the Bank, which was established in August 1996 and consists of a majority of non-management directors, consists of Messrs. Hall (Chairman), Braly, Liberati and Radcliffe.

         The Compensation Committee maintains delegated responsibility to (1) provide oversight with respect to the Company's and the Bank's compensation policies, benefits and practices, (2) approve or disapprove management's recommendations with respect to the compensation of senior managers, including salaries and bonuses, and all stock option grants and any accelerated vesting in connection therewith, and (3) provide oversight for management planning and succession. The Compensation Committee met four times in 1996.

         The Audit Committee maintains delegated responsibility to (1) provide oversight to the Bank's internal audit group, including approving the annual internal audit plan and monitoring individual audits and the reporting thereon by the internal audit group, and (2) meet periodically with the Company's and the Bank's independent accounting firm, including reviewing the results of the annual audit and any findings of the accountants in connection therewith. The Audit Committee met ten times in 1996.

         The Credit Committee of the Bank maintains delegated responsibility to
(1) provide oversight with respect to the Bank's lending activities, including the Bank's lending organization, resourcing and scope of activities, and (2) pre-approve certain individual loan transactions prior to their funding, currently including individual loan transactions in excess of $6 million. The Credit Committee met three times in 1996.

         The Capital Committee of the Company has delegated responsibility to
(1) periodically assess the Company's and the Bank's capital structure and to make recommendations to the full Board with respect thereto, and (2) select professional advisors to the Company with respect to individual capital-related transactions, including investment banking firms and securities counsel.

           SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

         The following table sets forth as of April 4, 1997, certain information
(i) regarding the ownership of the Common Stock by each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of the Common Stock, (ii) regarding the ownership of the Common Stock and the Series A Preferred by (a) each executive officer named in the Summary Compensation Table in this Proxy Statement and (b) all of the Company's executive officers and directors as a group. Except as may be indicated in the footnotes to the table and subject to applicable community property laws, each of such persons has the sole voting and investment power with respect to the shares owned. Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. Under this Rule, certain shares may be deemed to be beneficially owned by more than one person (such as where persons share voting power or investment power). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which information is provided; in computing the percentage ownership of any person, the amount of shares outstanding is deemed to included the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person's actual voting power at any particular date.




                                                                                                        SERIES A
                                                                    COMMON STOCK                     PREFERRED STOCK
                                                          ---------------------------------    ----------------------------
                                                          BENEFICIALLY             PERCENT     BENEFICIALLY        PERCENT
              NAME OF BENEFICIAL OWNER                       OWNED                 OF CLASS       OWNED            OF CLASS
----------------------------------------------------      ------------             --------    ------------        --------
Dimensional Fund Advisors, Inc.(1)                          158,600                  6.03%
Dr. Cecil O. Garton(2)                                      142,000                  5.40%
Scott A. Braly(3)(4)                                        119,651                  4.43%            12             4.44%
David L. Hardin, Jr.(4)(5)                                   65,880                  2.49%             2             0.74%
Norman A. Morales(4)(6)                                      52,923                  2.01%             2             0.74%
James D. Sage(7)                                             11,581                  0.44%
Thomas Hylton                                                   724                  0.03%
All directors and Executive Officers
 as a group (13 persons)(4)(8)                              242,556                  8.88%            16             5.92%

------------------
    (1) This information is based on the Schedule 13G, Amendment No. 3, dated February 7, 1997, filed by Dimensional Fund Advisors, Inc., a Delaware investment advisor registered under the Investment Advisers Act of 1940 ("Dimensional") that is deemed to have beneficial ownership of 158,600 shares of Common Stock as of December 31, 1996. The Schedule 13G indicates that these shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans. Dimensional serves as investment manager for each of these entities. Dimensional disclaims beneficial ownership of all such shares, and has a business address at 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401.

    (2) This information is based on the SEC Form 5 filing dated January 9, 1997, filed by Dr. Garton reporting direct ownership of 142,000 shares.

    (3) Includes 70,667 shares of Common Stock which may be acquired upon the exercise of options within 60 days of April 4, 1997. Mr. Braly also has options to purchase 141,333 shares and Warrants for 105,600 shares which are not exercisable within 60 days of April 4, 1997.

    (4) Shares beneficially owned by Messrs. Braly, Hardin and Morales: (i) include 48,135 shares held of record by the ESOP which have not been allocated to participants' accounts, and with respect to which Messrs. Braly, Hardin and Morales, as trustees of the ESOP, have voting power, and (ii) do not include 78,116 and 18,929 shares held of record by the ESOP and the 401(k) Plan, respectively, which have been allocated to participants' accounts and which are voted by the trustees at the direction of the participants or, if no direction is given, by the trustees in their discretion.

    (5) Includes 17,000 shares of Common Stock which may be acquired upon the exercise of options within 60 days of April 4, 1997. Mr. Hardin also has options to purchase 48,000 shares and Warrants for 17,600 shares which are not exercisable within 60 days of April 4, 1997.

    (6) Includes 4,000 shares of Common Stock which may be acquired upon the exercise of options within 60 days of April 4, 1997. Mr. Morales also has options to purchase 48,000 shares and Warrants for 17,600 shares which are not exercisable within 60 days of April 4, 1997.

    (7) Includes 10,000 shares of Common Stock which may be acquired upon the exercise of options within 60 days of April 4, 1997. Mr. Sage also has options to purchase 14,000 shares which are not exercisable within 60 days of April 4, 1997.

    (8) Includes 101,667 shares which are acquirable by stock options exercisable within 60 days of April 4, 1997, and 48,135 shares held of record by the ESOP with respect to which Messrs. Braly, Hardin and Morales, as trustees of the ESOP, have voting power.


                             EXECUTIVE COMPENSATION

         The following table sets forth the compensation paid to the Chief Executive Officer and the four other highest paid executive officers of the Company and the Bank during 1996, and compensation paid to those persons during the two prior years.

SUMMARY COMPENSATION TABLE

                                                                       LONG-TERM
                                                                      COMPENSATION
                                                                      ------------
                                                   ANNUAL
                                                COMPENSATION             AWARDS
                                         -------------------------    ------------
                                                                       SECURITIES
                                                                       UNDERLYING       ALL OTHER
NAME AND POSITION              YEAR       SALARY        BONUS (1)     OPTIONS/SARs   COMPENSATION(5)
-------------------------      ----      --------      -----------    ------------  ----------------
Scott A. Braly                 1996      $250,000      $   --               --        $  4,917
  Chief Executive Officer      1995       250,000       159,479          212,000          --
  and President                1994       250,000       121,750             --            --

Thomas Hylton                  1996      $120,000      $ 60,000(2)          --        $  1,800
  Senior Vice President        1995       105,000        47,138(3)        26,000          --
                               1994       101,000        49,250             --            --

David L. Hardin, Jr            1996      $175,000      $   --               --        $  3,938
  Executive Vice President     1995       160,000        74,500           72,000          --
                               1994       160,000        55,000             --            --

Norman A. Morales              1996      $175,000      $   --               --        $  3,938
  Executive Vice President     1995       137,500        72,000           72,000        50,000(4)
                               1994          --            --               --            --

James D. Sage                  1996      $140,000      $ 24,500             --        $  4,561
  Senior Vice President        1995       125,000        41,250(3)        27,000          --
                               1994       125,000        34,189             --            --

------------------
    (1) Amounts were earned in the years indicated. Bonuses were paid in the year earned or in the first quarter of the following year.

    (2) In 1996, Mr. Hylton forfeited options to purchase 26,000 shares of Common Stock, which were granted in 1995, in exchange for cash bonuses.

    (3) Includes $5,500 representing the fair market value of 1,000 shares on October 24, 1995, the date which the stock grant was awarded.

    (4) Mr. Morales was hired in February 1995. Upon his hiring, Mr. Morales received a sign-on bonus of $50,000 which is included in All Other Compensation.

    (5) All Other Compensation in 1996 is comprised solely of 401(k) matching contributions made by the Company for the benefit of the Chief Executive Officer and each of the named executive officers.

RETIREMENT PLANS

         The Company has an ESOP which was amended in 1996 to include a 401(k) Plan. Employees of the Company who were either (i) employed by the Company on March 1, 1996, or (ii) at least 21 years of age, employed by the Company for six months and worked at least 500 hours are eligible to participate in the Company's ESOP. Under the ESOP, the Company makes a matching contribution of Common Stock equal to 100% of the amount each participant elects to defer up to a maximum of 3% of the participant's compensation for the calendar quarter. In 1996, the Company contributed 19,132 shares of Common Stock representing the Company's match under the ESOP.

         The Company has a retirement income plan ("Retirement Plan") that previously covered substantially all employees over 21 years of age who met minimum service requirements. The Company did not have an accumulated post-retirement benefit obligation associated with the Retirement Plan as of December 31, 1996, as the assets of the Retirement Plan exceeded the vested benefits of participants. At that date, participant's benefits were fixed at their levels as of May 1989 and no additional participants have been added to the Retirement Plan since May 1989. The Company has terminated the Retirement Plan and expects to complete liquidation of its assets during 1997.


STOCK OPTIONS

         The Company maintains two stock options plans ( the "Option Plans"), pursuant to which the Company may grant to executives and to other key employees stock options to purchase up to an aggregate of 755,000 shares of the Company's Common Stock. As of December 31, 1996, stock options to purchase a total of 732,000 shares had been granted, stock options to purchase 46,000 shares had been forfeited, and stock options to purchase 686,000 shares remained outstanding under the Option Plans.


OPTION GRANTS LAST FISCAL YEAR

         During 1996, stock options to purchase 36,000 shares were granted pursuant to the Option Plans, none of which were granted to executive officers.

FISCAL YEAR-END OPTION VALUES

                           NUMBER OF SECURITIES UNDERLYING        VALUE OF UNEXERCISED
                             UNEXERCISED OPTIONS/SARS AT        IN-THE-MONEY OPTIONS/SARS
                                 FISCAL YEAR-END (#)              AT FISCAL YEAR-END ($)
       NAME                   EXERCISABLE/UNEXERCISABLE        EXERCISABLE/UNEXERCISABLE(1)
--------------------       -------------------------------    -----------------------------
Scott A. Braly                     70,667 / 141,333                $245,921 / $491,839
Thomas Hylton(2)                        0 / 0                           $ - / $ -
David L. Hardin, Jr                24,000 / 48,000                 $ 83,520 / $167,040
Norman A. Morales                  24,000 / 48,000                 $ 83,520 / $167,040
James D. Sage                      13,000 / 14,000                 $ 37,310 / $ 40,180

----------------
    (1) Based on the closing sale price of $8.13 for the Common Stock on December 31, 1996.

    (2) In 1996, Mr. Hylton forfeited options to purchase 26,000 shares of Common Stock, which were granted in 1995, in exchange for cash bonuses.


REPORT ON EXECUTIVE COMPENSATION

         The Board of Directors of the Company and the Bank, principally as delegated to the Compensation Committee ("Committee"), (1) have oversight responsibility for the Company's and Bank's compensation and benefits policies and practices, (2) are required to review and approve or disapprove management's recommendations concerning the compensation of senior officers (i.e., those with the title of Senior Vice President and above), all stock option grants and the payment of bonuses (in the aggregate), and (3) have oversight responsibility for management planning and succession. Where appropriate and necessary, the Committee has retained an independent compensation consultant to assist it in the exercise of its responsibilities, including the development of compensation plans and the propriety of the Company's and the Bank's compensation policies and practices with those of comparable companies.

         Mr. Braly and the Committee have established a framework within which the Bank provides cash and non-cash compensation to Bank's managers. During 1995, roughly concurrent with the recapitalization of the Company and the Bank, the Company granted stock options to all of the Bank's principal managers. These stock option grants were made with the understanding that cash bonuses would not be paid during 1996 to the recipients of stock option grants. Accordingly, none of these individuals received cash bonuses during 1996 in connection with their employment by the Company during 1996. With respect to all other employees, the Bank maintains a performance-based, cash bonus program, under which individuals may earn annual cash bonuses based upon individual, group and Bank-wide performance.


         COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

         Mr. Braly was hired by the Company and the Bank in July 1993. Concurrent with his hiring, the Company and Mr. Braly entered into an employment contract, which provided that Mr. Braly would receive (1) an annual base salary of $250,000, (2) an annual cash bonus of up to $100,000, based upon performance (though no specific performance measures were defined therein), and (3) a stock option grant for 100,000 shares with an exercise price equal to the then fair market price of the Company's Common Stock (i.e., $14.75 per share).

         Because of the Company's and the Bank's severe financial difficulties during the period 1993 through 1995, all of which emanated from the loans originated by the Bank under prior management, and in order to maintain Mr. Braly's services, the Directors waived the $100,000 annual limitation on cash bonuses, though the payment of cash bonuses to Mr. Braly continued to be tied to the overall performance of the Company and the Bank during the period 1993 through 1995 (though with no further exposition with respect to specific performance criteria).

         As further described above, roughly concurrent with the Company's successful Offering in December 1995, Mr. Braly and the Committee determined to modify the manner in which the Bank's key employees, including Mr. Braly, were compensated. During the period 1993 through 1995, the Company's and the Bank's financial difficulties warranted the payment of substantial cash compensation to key employees, including Mr. Braly, in order to (1) maintain management continuity and (2) provide key managers with the ability to earn substantial cash bonuses, tied to individual, group and Company-wide performance, in part to compensate them for the significant uncertainty which surrounded the Company's then ability to continue as a going concern.

         In recognition of his contribution to the Company's and Bank's recapitalization, the Board of Directors granted Mr. Braly options to purchase 212,000 shares of Common Stock in November 1995, which vest ratably over three years from the grant date. The grant was intended to ensure that Mr. Braly's total compensation was further aligned with the interests of the Company's stockholders and provide Mr. Braly with a reasonable incentive to continue with the Company and the Bank. Concurrent with the completion of the Offering, and at Mr. Braly's request, the Committee canceled Mr. Braly's employment contract. The Committee also decided to maintain Mr. Braly's base compensation at $250,000 per year.

         To date, the Committee has not established specific performance criteria with which to measure Mr. Braly's annual performance. However, the Committee believes that, as the Company's past financial difficulties continue to recede in prominence and as implementation of the Company's current strategies becomes more visible in the Company's reported results, specific performance measures for Mr. Braly may be developed and incorporated into the Committee's annual review of his performance and compensation.


                                       1996 COMPENSATION COMMITTEE

                                       Robert C. Troost, Chairman
                                       R. Michael Hall
                                       Anthony W. Liberati
                                       Howard E. Ritt


         This report shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement by reference into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference and shall not otherwise be deemed filed under such Acts.

PERFORMANCE GRAPH

         Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on the Common Stock against the cumulative total return of the Nasdaq market index and the SNL Securities Western Thrift index for publicly traded savings institution holding companies for the period beginning January 1, 1992 and ended December 31, 1996.

       COMPARISON OF FIVE YEAR CUMULATIVE RETURN AMONG HAWTHORNE FINANCIAL CORPORATION, NASDAQ MARKET INDEX AND SNL SECURITIES WESTERN THRIFT INDEX


                              [PERFORMANCE GRAPH]


                                                                Period Ending
                                    ----------------------------------------------------------------------
Index                                12/31/91    12/31/92    12/31/93    12/31/94    12/31/95    12/31/96
----------------------------------------------------------------------------------------------------------
Hawthorne Financial Corporation        100.00      165.61       65.77       38.69       38.69       62.87
NASDAQ Total Return                    100.00      116.38      133.60      130.59      184.67      227.16
Thrifts (Western)                      100.00      108.80      113.87       96.81      161.60      206.02


         This information shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement by reference into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference and shall not otherwise be deemed filed under such Acts.

                         INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors of the Company has selected Deloitte & Touche LLP, certified public accountants, to audit the consolidated financial statements of the Company for the year ending December 31, 1997. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting and is expected to be available to respond to appropriate questions. The representative will be given the opportunity to make a statement if the representative wishes to do so.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Based solely on its review of copies of reports filed by reporting persons of the Company pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or written representations from reporting persons that no form 5 filing was required for such person, the Company believes that all filings required to be made by reporting persons of the Company were timely made in accordance with requirements of the Exchange Act.


                 STOCKHOLDERS' PROPOSALS FOR 1998 ANNUAL MEETING

         All proposals of stockholders intended to be presented for consideration at the next annual meeting must be received by the Company no later than December 19, 1997 for inclusion in the Company's proxy statement and form of proxy relating to the next annual meeting.

         THE COMPANY WILL PROVIDE EACH STOCKHOLDER FREE OF CHARGE, UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY AT THE COMPANY'S PRINCIPAL EXECUTIVE OFFICES, AN ADDITIONAL COPY OF THE COMPANY'S ANNUAL REPORT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K, WITHOUT EXHIBITS. THE COMPANY WILL FURNISH A COPY OF THE EXHIBITS TO ITS FORM 10-K TO ANY STOCKHOLDERS UPON REQUEST AND PAYMENT OF A COPYING CHARGE OF ($.25) PER PAGE. REQUESTS SHOULD BE ADDRESSED TO:


                                       Hawthorne Financial Corporation
                                       Attn: Investor Relations
                                       2381 Rosecrans Avenue
                                       El Segundo, CA 90245



                                       By Order of the Board of Directors

                                       /s/ JAMES D. SAGE

                                       James D. Sage
                                       Senior Vice President
                                       and Corporate Secretary

April 21, 1997

PROXY





                        HAWTHORNE FINANCIAL CORPORATION

   UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2

The undersigned hereby appoints Scott A. Braly, with full power of substitution, to act as the lawful proxy and agent of the undersigned at the Annual Meeting of Stockholders of Hawthorne Financial Corporation (the "Company"), to be held on May 21, 1997, or any adjournment thereof, for the purpose of voting on the matters referred to below, to represent the undersigned and to vote all shares of Common Stock of the Company that the undersigned would be entitled to vote if personally present at such Annual Meeting as indicated below:

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)





--------------------------------------------------------------------------------
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
Please mark your votes as indicated in this example.         [X]


(1)  ELECTION OF DIRECTORS

FOR all nominees listed below (except as marked to the contrary below)       [ ]

WITHHOLD AUTHORITY to vote for all nominees listed below                     [ ]

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW:

Marilyn Garton Amato                   Anthony W. Liberati
Scott A. Braly                         Harry F. Radcliffe
Timothy R. Chrisman                    Howard E. Ritt
R. Michael Hall                        Robert C. Troost
Charles S. Jacobs


(2) IN HIS DISCRETION, THE PROXY IS AUTHORIZED TO VOTE UPON ALL SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.


                               THE BOARD OF DIRECTORS OF HAWTHORNE FINANCIAL CORPORATION RECOMMENDS A VOTE FOR PROPOSAL 1. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF HAWTHORNE FINANCIAL CORPORATION.

                               IMPORTANT: PLEASE DATE AND SIGN THIS PROXY BELOW.

                               PLEASE VOTE, SIGN, DATE, AND RETURN THIS PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE PAID ENVELOPE PROVIDED.



Signature(s)_________________________________________ Date_______________, 1997
IMPORTANT: Please sign your name or names exactly as indicated on this Proxy. Only one signature is required in the case of a joint account. If signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person. Your signature acknowledges receipt of the Notice of Annual Meeting and the Proxy Statement relating to the Annual Meeting prior to signing this Proxy.
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